EX-99.1

Contacts:
Andrew Kramer	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
akramer@irobot.com	cvaida@irobot.com

iRobot Reports Third-Quarter 2020 Financial Results
Revenue of $413 Million Reflects Strong Orders as Consumers Worldwide Increasingly Rely on Roomba and Braava to Keep Their Floors Clean

Company Expects to Exceed Original 2020 Targets

BEDFORD, Mass., October 20, 2020 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the third quarter ended September 26, 2020.

Colin Angle, chairman and chief executive officer of iRobot, stated, “We delivered an extraordinarily strong financial performance while executing well across our global organization to achieve a number of important strategic milestones. Our third-quarter 2020 revenue growth of 43% over the prior year’s quarter reflects another quarter of substantially stronger-than-expected orders from retailers tied to favorable sell-through trends, anticipated demand for the upcoming holiday season and incremental orders to support certain customer events, as well as robust direct-to-consumer sales growth. We saw revenue in each geography exceed our original plans with notable strength in U.S. order levels. The higher-than-expected revenue, combined with a solid gross margin performance and prudent spending, helped drive substantial growth in operating income and EPS.”

“The pandemic continues to shine a light on how our robots can help individuals and families keep their floors clean while freeing them to spend their time doing the other things in their lives that they need or want to do,” observed Angle. “Consumer demand for our premium Roomba and Braava robots remained robust during the third quarter. We made tangible progress to further differentiate our product offerings and extend high-value innovation across our product portfolio with the launch of the Genius™ Home Intelligence platform and the new Roomba i3 and i3+ during the third quarter. Customer response to our Genius platform and the i3 Series has been excellent thus far.”

Angle concluded, “Our team continues to rise to the occasion, addressing a multitude of challenges tied to the global pandemic with commitment, focus and resiliency. As a result of our excellent third-quarter 2020 performance, sustained sell-through trends, the extension of our tariff exclusion until year-end and a range of exciting opportunities ahead, we now expect to deliver strong full-year 2020 results with annual revenue, gross margin, operating profitability and EPS all on course to exceed our original 2020 targets.”

Financial Performance Highlights
•Revenue for the third quarter of 2020 was $413.1 million, an increase of 43% from $289.4 million in the third quarter of 2019. The growth primarily reflected an 86% increase in premium robot (list price of $500 or higher) revenue, as well as 36% overall unit growth. Revenue for the first nine months of 2020 was $885.6 million, an increase of 12% over $787.2 million in the comparable period of 2019.

◦The third-quarter 2020 revenue performance was highlighted by 75% growth in the U.S., 22% growth in EMEA and 12% growth in Japan over the prior year period.
◦We estimate that online orders, which span the company’s own website and app, dedicated e-commerce websites and the online arms of traditional retailers, grew by approximately 70% and represented approximately 60% of the third-quarter 2020 revenue. Direct-to-consumer revenue of $35 million grew approximately 155% from the prior year’s third quarter.
•Third-quarter 2020 GAAP operating income was $81.0 million, compared with GAAP operating income of $42.6 million in the third quarter of 2019. Third-quarter 2020 non-GAAP operating income was $93.1 million, compared with non-GAAP operating income of $50.1 million in the same period one year ago. GAAP operating income for the first nine months of 2020 was $131.1 million, compared with GAAP operating income of $70.1 million in same period of 2019. Non-GAAP operating income for the first nine months of 2020 was $119.3 million versus non-GAAP operating income of $98.9 million in the same period one year ago.
•GAAP net income per share was $3.27 for the third quarter of 2020, compared with GAAP net income per share of $1.24 in the third quarter of 2019. Non-GAAP net income per share was $2.58 for the third quarter of 2020 versus third-quarter 2019 non-GAAP net income per share of $1.50. GAAP net income per share for the first nine months of 2020 was $4.69, compared with $2.27 in the same period of 2019. Non-GAAP net income per share for the first nine months of 2020 was $3.31, compared with $2.93 in the first nine months of 2019.
•As of September 26, 2020, the company’s cash, cash equivalents and short-term investments were $357.3 million, compared with $242.3 million as of June 27, 2020 and $256.4 million as of December 28, 2019. The increase reflects the company’s strong fundamental performance along with receiving approximately $35 million in tariff-related refunds and approximately $52 million in Teladoc Health stock that the company received in the third quarter when Teladoc Health acquired the company’s stake in InTouch Health. iRobot’s Teladoc Health stock is subject to sale restrictions until early 2021. iRobot, which has no debt, also has access to an unsecured revolving line of credit of $150 million, with an additional $75 million accordion feature.

Third-Quarter and Recent Business Highlights
•The United States Trade Representative extended iRobot’s Section 301 tariff exclusion for its Roomba® robot vacuums until the end of 2020.
•On August 25, 2020, iRobot unveiled personalized cleaning experiences powered by its new iRobot Genius™ Home Intelligence platform that gives users greater control of where, when and how their robots clean. iRobot’s Home App was redesigned to maximize the benefits available with the iRobot Genius platform.
•On September 17, 2020, iRobot introduced the Roomba i3+, a stylish new Roomba vacuum that offers intelligent navigation, self-emptying capability with Clean Base® Automatic Dirt Disposal, and an expanded range of personalized cleaning features powered by the recently launched iRobot Genius™ Home Intelligence.
•On July 29, 2020, iRobot introduced the Root rt0 Coding Robot, an easy-to-use and customizable coding robot that brings classroom learning into the home.
•For the sixth consecutive year, Roomba was a featured product in Amazon’s Prime Day event.
•The company’s community of engaged, connected owners who have opted-in to its digital communications (in-app messaging, email or both) grew to approximately 7.8 million, up approximately 45% since the start of 2020.
•In August 2020, Kiran Smith joined the company as chief marketing officer to lead its consumer marketing strategy in the U.S. and overseas. Before joining iRobot, Kiran served as CEO of Arnold Worldwide, a leading global creative advertising agency. Prior to that role, she held brand marketing leadership roles at Brookstone, Stride Rite, and two of the largest supermarket chains in the U.S.

Financial Expectations
iRobot is providing GAAP and non-GAAP financial expectations for the fiscal year ending January 2, 2021. A detailed reconciliation between the company's GAAP and non-GAAP expectations is included in the attached financial tables.

Fiscal Year 2020:

Metric	GAAP	Adjustments	Non-GAAP
Revenue	$1.365 billion to $1.375 billion	--	$1.365 billion to $1.375 billion
Gross Profit	$649 million - $657 million	~($36 million)	$613 million - $621 million
Operating Income	$127 million - $132 million	~($2 million)	$125 million - $130 million
Earnings Per Share	$4.52 - $4.62	~($1.09)	$3.43 - $3.53

Third-Quarter 2020 Results Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to review its third-quarter 2020 financial results, and discuss its outlook going forward. Pertinent conference call details include:

Date:	Wednesday, October 21
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Conference ID:	7389646

A live webcast of the conference call, along with the conference call prepared remarks, will be accessible on the event section of the company’s website at https://investor.irobot.com/events/event-details/q3-2020-irobot-corp-earnings-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through October 28, and can be accessed by dialing 404-537-3406, passcode 7389646.

About iRobot Corp.
iRobot®, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Robot Vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 30 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding a substantially better FY20 financial performance with annual revenue, gross margin, operating profitability and EPS all on course to exceed our original 2020 growth targets; and the company’s expectations for 2020 revenue, gross margin, operating profit and EPS. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the impact of COVID-19 on our business, the industry and markets in which we operate, and the global economy; our ability to operate in an emerging market; the financial strength of our customers and retailers; the impact of tariffs on goods imported into the United States; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Revenue	$413,145	$289,399	$885,563	$787,232
Cost of revenue:
Cost of product revenue	214,079	149,463	429,060	403,392
Amortization of acquired intangible assets	225	3,095	1,695	9,283
Total cost of revenue	214,304	152,558	430,755	412,675
Gross profit	198,841	136,841	454,808	374,557
Operating expenses:
Research and development	38,613	33,401	111,929	104,320
Selling and marketing	50,488	42,257	136,144	137,502
General and administrative	28,490	18,372	74,919	61,871
Amortization of acquired intangible assets	256	256	764	796
Total operating expenses	117,847	94,286	323,756	304,489
Operating income	80,994	42,555	131,052	70,068
Other income, net	42,240	900	41,837	3,713
Income before income taxes	123,234	43,455	172,889	73,781
Income tax expense	29,982	7,923	39,156	8,522
Net income	$93,252	$35,532	$133,733	$65,259

Net income per share:
Basic	$3.33	$1.26	$4.76	$2.33
Diluted	$3.27	$1.24	$4.69	$2.27

Number of shares used in per share calculations:
Basic	28,031	28,154	28,084	28,029
Diluted	28,539	28,650	28,502	28,759

Stock-based compensation included in above figures:
Cost of revenue	$331	$337	$1,150	$1,120
Research and development	2,856	1,703	7,501	6,629
Selling and marketing	1,132	747	2,598	2,466
General and administrative	5,524	1,497	9,655	8,527
Total	$9,843	$4,284	$20,904	$18,742

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 26, 2020	December 28, 2019
Assets
Cash and cash equivalents	$297,206	$239,392
Short term investments	60,130	17,032
Accounts receivable, net	179,709	146,161
Inventory	218,134	157,347
Other current assets	52,525	34,285
Total current assets	807,704	594,217
Property and equipment, net	78,296	75,988
Operating lease right-of-use assets	45,186	47,478
Deferred tax assets	33,834	41,791
Goodwill	122,575	118,732
Intangible assets, net	10,146	12,352
Other assets	19,079	30,195
Total assets	$1,116,820	$920,753

Liabilities and stockholders' equity
Accounts payable	$162,346	$116,185
Accrued expenses	94,769	81,768
Deferred revenue and customer advances	7,858	4,549
Total current liabilities	264,973	202,502
Operating lease liabilities	51,897	54,928
Deferred tax liabilities	986	912
Other long-term liabilities	17,050	10,342
Total long-term liabilities	69,933	66,182
Total liabilities	334,906	268,684
Stockholders' equity	781,914	652,069
Total liabilities and stockholders' equity	$1,116,820	$920,753

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the nine months ended
	September 26, 2020	September 28, 2019
Cash flows from operating activities:
Net income	$133,733	$65,259
Adjustments to reconcile net income to net cash provided by (used in) operating activities, net of the effects of acquisition:
Depreciation and amortization	25,705	27,744
Gain on equity investment	(43,480)	—
Stock-based compensation	20,904	18,742
Deferred income taxes, net	10,939	(5,873)
Other	4,785	4,687
Changes in operating assets and liabilities — (use) source
Accounts receivable	(32,572)	(10,948)
Inventory	(61,006)	(83,863)
Other assets	(20,718)	(8,155)
Accounts payable	46,098	(27,256)
Accrued expenses and other liabilities	12,358	(11,916)
Net cash provided by (used in) operating activities	96,746	(31,579)

Cash flows from investing activities:
Additions of property and equipment	(25,031)	(27,080)
Change in other assets	(3,729)	(5,336)
Cash paid for business acquisition, net of cash acquired	—	(2,817)
Sales and maturities of investments	10,500	9,380
Net cash used in investing activities	(18,260)	(25,853)

Cash flows from financing activities:
Proceeds from employee stock plans	4,048	4,981
Income tax withholding payment associated with restricted stock vesting	(1,845)	(7,277)
Stock repurchases	(25,000)	—
Net cash used in financing activities	(22,797)	(2,296)

Effect of exchange rate changes on cash and cash equivalents	2,125	(103)
Net increase (decrease) in cash and cash equivalents	57,814	(59,831)
Cash and cash equivalents, at beginning of period	239,392	130,373
Cash and cash equivalents, at end of period	$297,206	$70,542

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Revenue by Geography: *
Domestic	$206,276	$117,929	$428,389	$356,466
International	206,869	171,470	457,174	430,766
Total	$413,145	$289,399	$885,563	$787,232

Units Shipped *
Vacuum	1,354	975	2,907	2,674
Mopping	184	156	394	407
Total	1,538	1,131	3,301	3,081

Revenue by Product Category **
Vacuum***	$369	$257	$791	$715
Mopping***	44	32	95	72
	$413	$289	$886	$787

Average gross selling prices for robot units	$312	$305	$311	$306

Section 301 tariff costs *	$—	$7,466	$—	$15,966
Section 301 tariff impact on gross and operating margin	—%	(2.6)%	—%	(2.0)%

Headcount	1,159	1,132

* in thousands
** in millions
*** includes accessory revenue

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Tariff Refunds: iRobot was granted a Section 301 List 3 Tariff Exclusion in April 2020, which temporarily eliminates tariffs on the Company’s products imported from China until December 31, 2020 and entitles the Company to a refund of all related tariffs previously paid since September 2018. We exclude the refunds for tariffs paid in 2018 and 2019 from our 2020 second-quarter and year-to-date non-GAAP measures because those tariff refunds associated with tariff costs incurred in the past have no impact to our current period earnings.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.
Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.
Restructuring and Other: Restructuring charges are related to one-time actions associated with workforce reductions, including severance costs, certain professional fees and other costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude this item from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.
Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We reassess the need for any valuation allowance recorded based on the non-GAAP profitability and have eliminated the effect of the valuation allowance recorded in the U.S. jurisdiction. We also exclude certain tax items that are not reflective of income tax expense incurred as a result of current period earnings. These certain tax items include, among other non-recurring tax items, impacts from the Tax Cuts and Jobs Act of 2017 and stock-based compensation windfalls/shortfalls. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
GAAP Revenue	$413,145	$289,399	$885,563	$787,232

GAAP Gross Profit	$198,841	$136,841	$454,808	$374,557
Amortization of acquired intangible assets	225	3,095	1,695	9,283
Stock-based compensation	331	337	1,150	1,120
Tariff refunds	—	—	(40,017)	—
Non-GAAP Gross Profit	$199,397	$140,273	$417,636	$384,960
Non-GAAP Gross Profit Margin	48.3%	48.5%	47.2%	48.9%

GAAP Operating Expenses	$117,847	$94,286	$323,756	$304,489
Amortization of acquired intangible assets	(256)	(256)	(764)	(796)
Stock-based compensation	(9,512)	(3,947)	(19,754)	(17,622)
Net merger, acquisition and divestiture (expense) income	—	(32)	566	(328)
IP litigation expense, net	(1,607)	157	(3,360)	365
Restructuring and other	(200)	—	(2,063)	—
Non-GAAP Operating Expenses	$106,272	$90,208	$298,381	$286,108
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	25.7%	31.2%	33.7%	36.3%

GAAP Operating Income	$80,994	$42,555	$131,052	$70,068
Amortization of acquired intangible assets	481	3,351	2,459	10,079
Stock-based compensation	9,843	4,284	20,904	18,742
Tariff refunds	—	—	(40,017)	—
Net merger, acquisition and divestiture expense (income)	—	32	(566)	328
IP litigation expense, net	1,607	(157)	3,360	(365)
Restructuring and other	200	—	2,063	—
Non-GAAP Operating Income	$93,125	$50,065	$119,255	$98,852
Non-GAAP Operating Margin	22.5%	17.3%	13.5%	12.6%

GAAP Income Tax Expense	$29,982	$7,923	$39,156	$8,522
Tax effect of non-GAAP adjustments	(12,119)	(132)	(15,842)	3,490
Other tax adjustments	290	133	(888)	5,660
Non-GAAP Income Tax Expense	$18,153	$7,924	$22,426	$17,672

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
GAAP Net Income	$93,252	$35,532	$133,733	$65,259
Amortization of acquired intangible assets	481	3,351	2,459	10,079
Stock-based compensation	9,843	4,284	20,904	18,742
Tariff refunds	—	—	(40,017)	—
Net merger, acquisition and divestiture expense (income)	—	32	(1,241)	328
IP litigation expense, net	1,607	(157)	3,360	(365)
Restructuring and other	200	—	2,063	—
Gain on strategic investments	(43,480)	—	(43,567)	(572)
Income tax effect	11,829	(1)	16,730	(9,150)
Non-GAAP Net Income	$73,732	$43,041	$94,424	$84,321

GAAP Net Income Per Diluted Share	$3.27	$1.24	$4.69	$2.27
Amortization of acquired intangible assets	0.02	0.12	0.08	0.35
Stock-based compensation	0.34	0.15	0.73	0.65
Tariff refunds	—	—	(1.40)	—
Net merger, acquisition and divestiture expense (income)	—	—	(0.04)	0.01
IP litigation expense, net	0.06	(0.01)	0.12	(0.01)
Restructuring and other	—	—	0.07	—
Gain on strategic investments	(1.52)	—	(1.53)	(0.02)
Income tax effect	0.41	—	0.59	(0.32)
Non-GAAP Net Income Per Diluted Share	$2.58	$1.50	$3.31	$2.93

Number of shares used in diluted per share calculation	28,539	28,650	28,502	28,759

Section 301 Tariff Costs
Section 301 tariff costs	$—	$7,466	$—	$15,966
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	—%	(2.6)%	—%	(2.0)%
Impact of Section 301 tariff costs to net (loss) income per diluted share (GAAP & non-GAAP)	$—	$(0.26)	$—	$(0.56)

Supplemental Information
Days sales outstanding	40	53
Days in inventory	93	152

iRobot Corporation
Supplemental Reconciliation of Fiscal Year 2020 GAAP to Non-GAAP Guidance
(unaudited)

FY-20
GAAP Gross Profit	$649 - $657 million
Amortization of acquired intangible assets	~$2 million
Stock-based compensation	~$2 million
Tariff refunds	~($40 million)
Total adjustments	~($36 million)
Non-GAAP Gross Profit	$613 - $621 million

FY-20
GAAP Operating Income	$127 - $132 million
Amortization of acquired intangible assets	~$3 million
Stock-based compensation	~$28 million
Tariff refunds	~($40 million)
Net merger, acquisition and divestiture expense (income)	~($1 million)
IP litigation expense, net	~$6 million
Restructuring and other	~$2 million
Total adjustments	~($2 million)
Non-GAAP Operating Income	$125 - $130 million

FY-20
GAAP Net Income Per Diluted Share	$4.52 - $4.62
Amortization of acquired intangible assets	~$0.10
Stock-based compensation	~$0.98
Tariff refunds	~($1.40)
Net merger, acquisition and divestiture expense (income)	~($0.04)
IP litigation expense, net	~$0.21
Restructuring and other	~$0.07
Gain on strategic investments	~($1.52)
Income tax effect	~$0.51
Total adjustments	~($1.09)
Non-GAAP Net Income Per Diluted Share	$3.43 - $3.53

Number of shares used in diluted per share calculations	~28.6 million